Exhibit 10.14

EPAM SYSTEMS, INC.
2022 AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
1.Grant of RSUs. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to <<Non Executive Director>> (the “Participant”), on <<Date>> (the “Grant Date”), <<Number of Shares Underlying Award>> restricted stock units (the “RSUs”), subject to the terms, definitions and provisions of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference, and the terms and conditions of this Agreement. Each RSU shall represent the right to receive one Share upon the vesting of such RSU in accordance with this Agreement. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
2.Vesting Schedule and Distribution. Subject to Section 5, the RSUs shall vest and become non-forfeitable 100% on the first anniversary of the Grant Date. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, including the RSUs that vest pursuant to Section 5, the Company shall distribute to the Participant, on or within 30 days after the date of such vesting or on the dated elected pursuant to the EPAM Systems, Inc. 2017 Non-Employee Directors Deferral Plan, one Share for each such RSU.
3.Voting Rights. The Participant shall have no voting rights with respect to the RSUs unless and until the Participant becomes the record owner of the Shares.
4.Dividend Equivalents. If a dividend is declared on Shares during the period commencing on the Grant Date (including such date) and ending on the date on which the Shares underlying RSUs are distributed to the Participant pursuant to Section 2, the Participant shall be credited with dividend equivalents equal to the dividend that the Participant would have received had the Shares underlying the RSUs been distributed to the Participant as of the time at which such dividend declared. Dividend equivalents will be subject to the same vesting and forfeiture restrictions as the RSUs to which they are attributable and will be paid on the same date that the RSUs to which they are attributable are settled in accordance with Section 2. The Participant will not be entitled to any dividend or dividend equivalents with respect to any canceled or forfeited RSUs.
5.Termination of Service or a Change in Control.
(a) Upon the Participant’s termination of service from the Board at any time, a portion of the RSUs shall vest as of the date of such termination, with such portion determined by multiplying (i) the total number of RSUs by (ii) a fraction, the numerator of which is the number of days that the Participant served on the Board from the Grant Date through the date of such termination, and the denominator of which is 365. Any RSUs that do not vest upon such termination in accordance with the preceding sentence shall be forfeited without any payment to the Participant.
(b) Upon a Change in Control, the RSUs shall fully vest and become non-forfeitable as of the date of such Change in Control.

6.Non-Transferability Until Vesting. Unless and until the RSUs become vested in accordance with this Agreement, the RSUs shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant. Upon the vesting of any of the RSUs, the forfeiture restrictions with respect to such Shares shall lapse, and, subject to the provisions of this Agreement and any applicable lock-up agreement, such Shares shall be fully assignable, saleable and transferable by the Participant.
7.Miscellaneous Provisions.
(a)Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

EPAM Systems, Inc.
41 University Drive
Newtown, Pennsylvania 18940
Attention: General Counsel
Facsimile: 212-759-8989

if to the Participant, to the address that the Participant most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.
(b)Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the RSUs), and hereby accepts the RSUs and agrees to be bound by their contractual terms as set forth herein and in the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board regarding any questions relating to the RSUs. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. This Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
(c)Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(e)Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.
(f)Dispute Resolution.  If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation. If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:

Rn	(Participant)

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